                                                                           Draft
                                                                        06/04/98
                                                                     Exhibit 4.1


                            Curtis International Ltd.
                                7 Kodiak Crescent
                           Pawnsview, Ontario M3J 3E5

                              UNDERWRITERS' WARRANT

                              Warrant No. Cert__No_

     Date of Issuance: As of __________ __, 1998 Right to Purchase ____ Shares


         FOR VALUE RECEIVED, Curtis International Ltd., an Ontario corporation (the "Company"), promises to issue in the name of, and sell and deliver to, Holder (the "Holder") a certificate or certificates for an aggregate of ____ shares (the "Warrant Shares") of the Company's common stock, no par value per share (the "Common Stock"), upon payment by the Holder of the exercise price of $5.50 per share for the Warrant Shares (the "Exercise Price") in lawful funds of the United States of America, with the Exercise Price being subject to adjustment in the circumstances set forth hereinbelow. This Warrant expires in its entirety at 5:00 p.m. Eastern Time on ______________, 2003 (the "Expiration Date"). This Warrant is one of a series of Underwriters' Warrants dated _____________, 1998 issued pursuant to the Underwriting Agreement dated as of
______________, 1998 between the Company and Barber & Bronson Incorporated, as representative (the "Representative") of the several underwriters named in the Underwriting Agreement (the "Underwriters"). This Warrant may not be sold, transferred, assigned or hypothecated until ______________, 1998, except that it may be transferred, in whole or in part, to one or more officers or partners of the Holder (or the officers or partners of such partner); any other Underwriter or member of the selling group which participated in the Company's public offering which commenced on ________________, 1998; a successor to the Holder, or other officers or partners of such Holder; or by operation of law. The terms and conditions of the Underwriters' Warrants shall be identical in all material respects except that the number of Warrant Shares to which the Holder is entitled to purchase may differ.

                                   Section 1.

                               Certain Definitions

         As used in this Warrant, the following terms have the meanings set forth below:

         "Common Stock Deemed Outstanding" means, at any given time, the number of shares of Common Stock actually outstanding at such time, plus the number of shares of Common Stock deemed to be outstanding pursuant to Section 4 of this Warrant.

         "Date of Issuance" is the date set forth on the front page of this Warrant, and the terms "date hereof," "date of this Warrant," and similar expressions shall be deemed to refer to the Date of Issuance, as specified in
Section 10 of this Warrant.

         "Effective Date" means the date the Company's Registration Statement (as defined below) is declared effective by the U.S. Securities and Exchange Commission.

         "Exercise Period" means the period of time commencing at 12:01 A.M., Eastern Time, on the first anniversary of the Effective Date and ending at 5:00 p.m., Eastern Time, on the fifth anniversary of the Effective Date.

         "Market Price" means, as to any security, the average of the closing prices of such security's sales on the principal domestic securities exchange on which such security may at the time be listed, or, if there have been no sales on any such exchange on any day, the average of the highest bid and lowest asked prices on all such exchanges at the end of such day, or, if on any day such security is not so listed, the average of the representative bid and asked prices listed on the Nasdaq NMS as of the close of trading in New York City on such day, or, if on any day such security is not listed on the Nasdaq NMS, the average of the high and low bid and asked prices on such day in the domestic over-the-counter market as reported by the National Quotation Bureau, Incorporated, or any similar successor organization, in each such case averaged over a period of 20 consecutive business days consisting of the business day immediately preceding the day as of which "Market Price" is being determined and the 19 consecutive business days prior to such day; provided that if such security is listed on any domestic securities exchange or listed on the Nasdaq NMS, the term "business day" or "business days" as used in this sentence means a day or days, as applicable, on which such exchange or the Nasdaq NMS is open for trading or quotation, as the case may be. If at any time such security is not listed on any domestic securities exchange or listed on the Nasdaq NMS or the domestic over-the-counter market, the "Market Price" will be the fair value thereof determined jointly by the Company and the Holders of Warrants representing at least 50% of the Common Stock purchasable upon the exercise of all the Warrants then outstanding; provided that if such parties are unable to reach agreement, such fair value will be determined by an appraiser jointly selected by the Company and the Holders of Warrants representing at least 25% of the Common Stock purchasable upon the exercise of all the Warrants then outstanding.

         "Nasdaq NMS" means the Nasdaq National Market System (Registered Trademark) or such other similar quotation system as may in the future be used generally by members of the Nasdaq Stock Market, Inc. for transactions in securities.

         "Person" means an individual, a partnership, a corporation, a limited liability company, a trust, a joint venture, an unincorporated organization, or a government or any department or agency thereof.

         "Registration Statement" means the Company's Registration Statement on Form SB-2, File No. ____________.

         "Warrants" mean this Warrant and all other Warrants issued in exchange or substitution for this Warrant or any such other Warrants issued pursuant to the terms hereof or thereof, as the case may be.

                                   Section 2.

                               Exercise of Warrant

     2.1 Exercise Period. The Holder may exercise this Warrant, in whole or in part (but not as to a fractional share), at any time and from time to time, during the Exercise Period.

     2.2      Exercise Procedure.

              (a) This Warrant will be deemed to have been exercised at such time as the Company has received all of the following items (the "Exercise Date"):

                  (i) a completed Exercise Agreement, in the form set forth as
Exhibit I hereto, executed by the Person exercising all or part of the purchase rights represented by this Warrant (the "Purchaser");

                 (ii) this Warrant (subject to delivery by the Company of a new Warrant with respect to any unexercised portion, as provided in Subsection 2.2(b));

                (iii) if this Warrant is not registered in the name of the Purchaser, an Assignment or Assignments in the form set forth as Exhibit II hereto, evidencing the assignment of this Warrant to the Purchaser; and

                 (iv) a cashier's or official bank check or other immediately available funds payable to the Company in an amount equal to the sum of the product of the Exercise Price multiplied by the number of Warrant Shares being purchased upon such exercise. Notwithstanding anything contained herein to the contrary, the Exercise Price for the Warrant may be satisfied by the delivery of an unexercised portion of this Warrant to the Company or the Transfer Agent for cancellation having a market value, as determined by the spread as of the date of surrender equal to the difference between the then Exercise Price and the market price of the shares of Common Stock underlying this Warrant, equal to the aggregate Exercise Price of the portion of this Warrant desired to be then exercised.

              (b) Certificates for Warrant Shares purchased upon exercise of this Warrant will be delivered by the Company to the Purchaser within five calendar days after the Exercise Date. Unless this Warrant has expired or all of the purchase rights represented hereby have been exercised, the Company will prepare a new Warrant representing the rights formerly represented by this Warrant that have not expired or been exercised. The Company will, within such five-day period, deliver such new Warrant to the Person designated for delivery in the Exercise Agreement.

              (c) The Warrant Shares issuable upon the exercise of this Warrant will be deemed to have been transferred to the Purchaser on the Exercise Date, and the Purchaser will be deemed for all purposes to have become the record holder of such Common Stock on the Exercise Date.

              (d) The issuance of certificates for Warrant Shares upon exercise of this Warrant will be made without charge to the Holder or the Purchaser for any issuance tax in respect thereof or any other cost incurred by the Company in connection with such exercise and the related transfer; provided, however, that the Company shall not be required to pay any tax that may be payable in respect of any transfer involved in the issuance and delivery of any certificate or instrument in a name other than that of the Holder of this Warrant, and the Company shall not be required to issue or deliver any such certificate or instrument unless and until the Person or Persons requesting the issue thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

              (e) The Company will not close its books for the transfer of this Warrant or of any of the Warrant Shares in any manner that interferes with the timely exercise of this Warrant. The Company will from time to time take all such action as may be necessary to assure that the par value per share of the unissued Common Stock acquirable upon exercise of this Warrant is at all times equal to or less than the Warrant Share Exercise Price then in effect.

     2.3 Exercise Agreement. The Exercise Agreement will be substantially in the form set forth as Exhibit I hereto, except that if the Warrant Shares are not to be issued in the name of the Holder of this Warrant, the Exercise Agreement will also state the name of the Person to whom the certificates or instrument for the Warrant Shares are to be issued, and if the number of Warrant Shares purchasable does not include all of such securities purchasable hereunder, it will also state the name of the Person to whom a new Warrant for the unexercised portion of the rights hereunder is to be delivered.

     2.4 .Fractional Shares. If a fractional share of Common Stock would, but for the provisions of Subsection 2.1, be issuable upon exercise of the rights represented by this Warrant, the Company will, within 20 days after the Exercise Date, deliver to the Purchaser a check payable to the Purchaser, in lieu of such fractional share, in an amount equal to the Market Price of such fractional share as of the close of business on the Exercise Date.

                                   Section 3.

                                 Exercise Price

     3.1      General.

              (a) The Holder of this Warrant shall be entitled to purchase such numbers of Warrant Shares at the Exercise Price.

                  3.2 Subdivision or Combination of Common Stock and Stock Dividends. If the Company shall at any time after the date hereof (a) issue any shares of Common Stock or Convertible Securities, or any rights to purchase Common Stock or Convertible Securities, as a dividend upon Common Stock, (b) issue any shares of Common Stock, in subdivision of outstanding shares of Common Stock by reclassification or otherwise, or (c) combine outstanding shares of Common Stock, by reclassification or otherwise, then the Exercise Price that would apply if purchase rights hereunder were being exercised immediately prior to such action by the Company shall be adjusted by multiplying it by a fraction, the numerator of which shall be the number of shares of Common Stock Deemed Outstanding immediately prior to such dividend, subdivision, or combination and the denominator of which shall be the number of shares of Common Stock Deemed Outstanding immediately after such dividend, subdivision, or combination.

     3.3 Certain Dividends or Distributions. If the Company shall declare a dividend or distribution upon the Common Stock payable otherwise than out of earnings or earned surplus and otherwise than in Common Stock, Rights or Convertible Securities, the Exercise Price that would apply if purchase rights hereunder were being exercised immediately prior to the declaration of such dividend or distribution shall be reduced by an amount equal, in the case of a dividend or distribution in cash, to the amount thereof payable per share of the Common Stock or, in the case of any other dividend or distribution, to the fair value of such dividend or distribution per share of the Common Stock as determined in good faith by the Board of Directors of the Company. For purposes of the foregoing, a dividend or distribution other than in cash shall be considered payable out of earnings or earned surplus only to the extent that such earnings or earned surplus are charged an amount equal to the fair value of such dividend or distribution as determined in good faith by the Board of Directors of the Company. Such reductions shall take effect as of the date on which a record is taken for the purpose of such dividend or distribution or, if a record is not taken, the date as of which the holders of Common Stock of record entitled to such dividend or distribution are to be determined.

     3.4 No De Minimis Adjustments. No adjustment of the Exercise Price shall be made if the amount of such adjustment would be less than one cent per share, but in such case any adjustment that otherwise would be required to be made shall be carried forward and shall be made at the time and together with the next subsequent adjustment that, together with any adjustment or adjustments so carried forward, shall amount to not less than one cent per share.

                                   Section 4.

                             Adjustment of Number of

                          Shares Issuable upon Exercise

     Upon each adjustment of the Exercise Price pursuant to Section 3, the Holder of this Warrant shall thereafter (until another such adjustment) be entitled to purchase, (i) at the adjusted Exercise Price in effect on the date purchase rights for Warrant Shares under this Warrant are exercised, the number of Warrant Shares, calculated to the nearest whole number, determined by (a) multiplying the number of Warrant Shares purchasable hereunder immediately prior to the adjustment of the Exercise Price by the Exercise Price in effect immediately prior to such adjustment, and (b) dividing the product so obtained by the adjusted Exercise Price in effect on the date of such exercise. The provisions of Subsection 2.4 shall apply, however, so that no fractional Warrant Share shall be issued upon exercise of this Warrant.

                                   Section 5.

                            Effect of Reorganization,

                Reclassification, Consolidation, Merger, or Sale

     If at any time while this Warrant is outstanding there shall be any reorganization or reclassification of the capital stock of the Company (other than a subdivision or combination of shares provided for in Subsection 3.3 hereof), any consolidation or merger of the Company with another corporation (other than a consolidation or merger in which the Company is the surviving entity and which does not result in any change in the Common Stock), or any sale or other disposition by the Company of all or substantially all of its assets to any other corporation, then the Holder of this Warrant shall thereafter upon exercise of this Warrant be entitled to receive the number of Warrant Shares or other securities or property of the Company, or of the successor corporation resulting from such consolidation or merger, as the case may be, to which the Holders of the Warrant Shares (and any other securities and property) of the Company, deliverable upon the exercise of this Warrant, would have been entitled upon such reorganization, reclassification of capital stock, consolidation, merger, sale, or other disposition if this Warrant had been exercised immediately prior to such reorganization, reclassification of capital stock, consolidation, merger, sale, or other disposition. In any such case, appropriate adjustment (as determined in good faith by the Board of Directors of the Company) shall be made in the application of the provisions set forth in this Warrant with respect to the rights and interests thereafter of the Holder of this Warrant to the end that the provisions set forth in this Warrant (including those relating to adjustments of the Exercise Price and the number of Warrant Shares issuable upon the exercise of this Warrant) shall thereafter be applicable, as near as reasonably may be, in relation to any shares or other property thereafter deliverable upon the exercise hereof as if this Warrant had been exercised immediately prior to such reorganization, reclassification of capital stock, consolidation, merger, sale, or other disposition and the Holder hereof had carried out the terms of the exchange as provided for by such reorganization, reclassification of capital stock, consolidation, or merger. The Company shall not effect any such reorganization, consolidation, or merger unless, upon or prior to the consummation thereof, the successor corporation shall assume by written instrument the obligation to deliver to the Holder hereof such shares of stock or other securities, cash, or property as such Holder shall be entitled to purchase in accordance with the foregoing provisions. Notwithstanding any other provisions of this Warrant, in the event of sale or other disposition of all or substantially all of the assets of the Company as a part of a plan for liquidation of the Company, all rights to exercise the Warrant shall terminate upon the earlier of the expiration of the Exercise Period and 60 days after the Company gives written notice to the Holder of this Warrant that such sale or other disposition has been consummated.

                                   Section 6.

                              Notice of Adjustment

     Immediately upon any adjustment of the Exercise Price or increase or decrease in the number of Warrant Shares, the Company will send written notice thereof to all Holders, stating the adjusted Exercise Price, and the increased or decreased number of Warrant Shares and setting forth in reasonable detail the method of calculation for such adjustment and increase or decrease. When appropriate, such notice may be given in advance and included as part of any notice required to be given pursuant to Section 7 below. Notwithstanding anything herein to the contrary, if any adjustment under this Warrant of the Exercise Price or the number of shares of Common Stock issuable upon exercise of this Warrant, shall be determined by NASD Regulation, Inc. (the "NASD") to violate the Rules of Fair Practice of the NASD, and such determination shall not be subject to further appeal or review, the violative provisions shall be deemed to be amended to the minimum extent necessary to cause each such provision to comply with the applicable violated section of the NASD Rules of Fair Practice.

                                   Section 7.

                         Prior Notice of Certain Events

     If at any time:

              (a) the Company shall pay any dividend payable in stock upon its Common Stock or make any distribution (other than cash dividends) to the holders of its Common Stock;

              (b) the Company shall offer for subscription pro rata to the holders of its Common Stock any additional shares of stock of any class or any other rights;

              (c) there shall be any reorganization or reclassification of the capital stock of the Company, any consolidation or merger of the Company with another corporation, or a sale or disposition of all or substantially all its assets; or

              (d) there shall be a voluntary or involuntary dissolution, liquidation, or winding up of the Company,

then, in each such case, the Company shall give prior written notice, by hand delivery or by certified mail, postage prepaid, addressed to the Holder of this Warrant at the address of such holder as shown on the books of the Company, of the date on which (i) the books of the Company shall close or a record shall be taken for such stock dividend, distribution, or subscription rights or (ii) such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation, or winding up shall take place, as the case may be. A copy of each such notice shall be sent simultaneously to each transfer agent of the Company's Common Stock. Such notice shall also specify the date as of which the holders of Common Stock of record shall participate in said dividend, distribution, or subscription rights or shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation, or winding up, as the case may be. Such written notice shall be given at least 30 days prior to the record date or the effective date, whichever is earlier, of the subject action or other event.

     If any other event (not listed above) would require adjustment to the Exercise Price, then the Company shall give prior written notice thereof (in substance as set forth above) to the Holders, at their addresses and in the manner provided in Subsection 13.3. Notwithstanding the foregoing, the Company shall not be required to give prior written notice where it is not reasonably possible.

                                   Section 8.

                           Reservation of Common Stock

     The Company will at all times reserve and keep available such number of shares of Common Stock as will be sufficient to permit the exercise in full of all outstanding Warrants. Upon exercise of this Warrant, the Holder will acquire fully paid and non-assessable ownership rights of the Common Stock, free and clear of any liens, claims or encumbrances.

                                   Section 9.

                       No Shareholder Rights or Obligation

     This Warrant will not entitle the holder hereof to any voting rights or other rights as a shareholder of the Company. Until the shares of Common Stock issuable upon exercise of this Warrant are recorded as issued on the books and records of the Company's transfer agent, the Holder shall not be entitled to any voting rights or other rights as a shareholder; provided, however, the Company uses its best efforts to ensure that, upon receipt of an Exercise Agreement, the appropriate documentation necessary to effectuate the exercise of the Warrant and issuance of the Common Stock is accomplished as expeditiously as possible. No provision of this Warrant, in the absence of affirmative action by the Holder to purchase Common Stock, and no enumeration in this Warrant of the rights or privileges of the Holder, will give rise to any obligation of such Holder for the Exercise Price of the Warrant Shares acquirable by exercise hereof or as a shareholder of the Company.

                                   Section 10.

                    Exchangeable for Different Denominations

     This Warrant is exchangeable, upon the surrender hereof by the Holder at the principal office of the Company, for new Warrants of like tenor representing in the aggregate the purchase rights hereunder, and each of such new Warrants, as set forth on the front page hereof, will represent such portion of such rights as is designated by the Holder at the time of such surrender. The date the Company initially issued this Warrant, which is set forth on the front page hereof, will be deemed to be the "Date of Issuance" of this Warrant and any purchase warrant exchanged or substituted herefor, regardless of the number of times (and dates on which) new certificates representing the unexpired and unexercised rights formerly represented by this Warrant are issued.

                                   Section 11.

                                 Transferability

     Subject to the transfer conditions referred to in Section 2 or in the remaining provisions or this Section 11, this Warrant and all rights hereunder are transferable, in whole or in part, without charge to the Holder, upon surrender of this Warrant with a properly executed Assignment (in the form of Exhibit II hereto) at the principal office of the Company. This Warrant and the Warrant Shares may not be offered, sold, or transferred except in compliance with the Securities Act of 1933, as amended (the "Act"), and any applicable state securities laws; and then only against receipt of an agreement of the Person to whom such offer or sale is made to comply with the provisions of this
Section 11 with respect to any resale or other disposition of such securities; provided that no such agreement shall be required from any Person purchasing this Warrant or any Warrant Shares pursuant to a registration statement effective under the Act. The Holder of this Warrant agrees that, prior to the disposition of any security purchased on the exercise hereof under circumstances that might require registration of such security under the Act, or any similar statute then in effect, the Holder shall give written notice to the Company, expressing his intention as to such disposition. Promptly upon receiving such notice, the Company shall present a copy thereof to its securities counsel. If, in the opinion of such counsel, the proposed disposition does not require registration of such security under the Act, or any similar statute then in effect, the Company shall, as promptly as practicable, notify the Holder of such opinion, whereupon the Holder shall be entitled to dispose of such security in accordance with the terms of the notice delivered by the Holder to the Company. The above agreement by the Holder of this Warrant shall not be deemed to limit or restrict in any respect the exercise of rights set forth in Section 12 hereof.

                                   Section 12.

                               Registration Rights

     12.1 Demand Registration Right. At any time during the Exercise Period, the Holders of Warrants whose holdings thereof comprise a majority of the Warrant Shares issuable upon exercise of said Warrants shall have the right to require the Company (a) to prepare and file with the Commission up to one new registration statement under the Act (or, in lieu thereof, a post-effective amendment or amendments to the Registration Statement, if then permitted under the Act), covering all or any portion of the Warrant Shares and to use its best efforts to obtain promptly and maintain the effectiveness thereof for at least 120 days and (b) to register or qualify the subject Warrant Shares for sale in up to ten states identified by such holders. The Company shall bear all fees and expenses other than the fees and expenses of Holders' counsel incurred in the preparation and filing of such registration statement or post-effective amendments (and related state registrations, to the extent permitted by applicable law) and the furnishing of copies of the preliminary and final prospectus thereof to such Holders of Warrant Shares.

     12.2 Piggy Back Registration Rights. In addition, if at any time commencing after the date hereof and expiring seven years after the date hereof, the Company shall prepare and file one or more registration statements under the Act, with respect to a public offering of equity or debt securities of the Company, or of any such securities of the Company held by its security holders, the Company will include in any such registration statement such information as is required, and such number of shares of Common Stock held by, or shares of Common Stock underlying outstanding Warrants held by, the Holders hereof or their respective designees or transferees as may be requested by them, to permit a public offering of the Shares so requested; provided, however, that if, in the written opinion of the Company's managing underwriter, if any, for such offering, the inclusion of the shares requested to be registered, when added to the securities being registered by the Company or the selling security holder(s), would exceed the maximum amount of the Company's securities that can be marketed without otherwise materially and adversely affecting the entire offering, then the Company may exclude from such offering that portion of the shares requested to be so registered, so that the total number of securities to be registered is within the maximum number of shares that, in the opinion of the managing underwriter, may be marketed without otherwise materially and adversely affecting the entire offering, provided that the Company shall be required to include in the offering and in the following order: first, the pro rata number of securities requested by the Holder of Warrants along with all other holders of securities requesting registration pursuant to registration rights which were granted on or prior to the date hereof and are described in the Company's Registration Statement; and, second, the pro rata number of securities requested by all other holders of securities requesting registration pursuant to other registration rights. In the event of such a proposed registration, the Company shall furnish the then Holders with not less than 30 days' written notice prior to the proposed date of filing of such registration statement. The Company shall use its best efforts to ensure that such registration statement is declared effective and remains effective until such time as all of the shares have been registered or may be sold without registration under the Act or applicable state securities laws and regulations, and without limitation as to volume, pursuant to Rule 144 of the Act. The Holders shall be entitled to exercise the rights provided for in this Subsection 12.2 on two separate occasions by giving written notice to the Company, within 20 days of receipt of the Company's notice of its intention to file a registration statement. The Company shall bear all fees and expenses incurred by it in connection with the preparation and filing of such registration statement other than fees and expenses of Holder's counsel.

                                   Section 13.

                                  Miscellaneous

     13.1 Original Issue Taxes. The Company will pay all United States, state and local (but not foreign) original issue taxes, if any, upon the issuance of this Warrant and the Warrant Shares.

     13.2 Amendment and Waiver. Except as otherwise provided herein, the provisions of this Warrant may be amended, and the Company may take any action herein prohibited or omit to perform any act herein required to be performed by it, only if the Company has obtained the written consent of the Holders of the Warrants representing at least 50% of the shares of Common Stock obtainable upon the exercise of the Warrants outstanding at the time of such consent.

     13.3 Notices. Any notices required to be sent to a Holder of this Warrant or of any Warrant Shares purchased upon the exercise hereof will be delivered to the address of such Holder shown on the books of the Company. All notices referred to herein will be delivered in person or sent by registered or certified mail, postage prepaid, and will be deemed to have been given when so delivered in person or on the third business day following the date so sent by mail.

    If to the Holder:            Barber & Bronson Incorporated
                                 201 South Biscayne Boulevard
                                 Suite 2950
                                 Miami, Florida 33131
                                 Attention: James S. Cassel
                                  Executive Vice President

    With a copy to:              Broad and Cassel
                                 Miami Center
                                 201 S. Biscayne Boulevard
                                 Suite 3000
                                 Miami, Florida 33131
                                 Attention: Linda C. Frazier, Esquire

    If to the Company:           Curtis International Ltd.
                                 7 Kodiak Crescent
                                 Pawnsview, Ontario  M3J 3E5
                                 Attention:  Aaron Herzog,
                                 President

    With a copy to:              Gersten, Savage, Kaplowitz &
                                 Fredericks LLP
                                 101 East 52nd Street
                                 New York, New York 10022
                                 Attention:  Arthur S. Marcus, Esquire

     13.4 Descriptive Headings. The descriptive headings of the sections and paragraphs of this Warrant are inserted for convenience only and do not constitute a part of this Warrant.

     13.5 Governing Law; Arbitration. This Warrant is governed by, interpreted under and construed in all respects in accordance with the substantive laws of the State of Florida, without regard to the conflicts of law provisions thereof, and irrespective of the place of domicile or residence of the party. In the event of a controversy arising out of the interpretation, construction, performance or breach of this Warrant, the parties hereby agree and consent to the jurisdiction and venue of the courts of the State of Florida, or the United States District Court for the Southern District of Florida that are located in Miami-Dade County, Florida; and further agree and consent that personal service of process in any such action or proceeding outside the State of Florida shall be tantamount to service in person in Florida.

     IN WITNESS WHEREOF, the Company has caused this Warrant to be executed and attested by its duly authorized officer.

                          Curtis International Ltd., an Ontario corporation


                          By:
                             ---------------------------------------------
                              Aaron Herzog, President

Attest:


--------------------------------------

                                    EXHIBIT I
                               EXERCISE AGREEMENT

To:                                                            Dated:

         The undersigned Record Holder, pursuant to the provisions set forth in the within Warrant, hereby subscribes for and purchases ________ Warrant Shares covered by such Warrant and herewith makes full cash payment of $______________ for such Warrant Shares at the Exercise Price provided by such Warrant.


                                   -------------------------------------------
                                   (Signature)


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                                   (Print or type name)


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                                   (Address)

                                   -------------------------------------------

                                   -------------------------------------------

     NOTICE: The signature on this Exercise Agreement must correspond with the name as written upon the face of the within Warrant, or upon the Assignment thereof if applicable, in every particular, without alteration, enlargement, or any change whatsoever, and must be medallion guaranteed by a bank, other than a saving bank, having an office or correspondent in New York, New York, or Fort Lauderdale or Miami, Florida, or by a firm having membership on a registered national securities exchange and an office in New York, New York, or Fort Lauderdale or Miami, Florida.

                          MEDALLION SIGNATURE GUARANTEE

Authorized Signature:
                     -------------------------------------------------------

Name of Bank or Firm:
                     -------------------------------------------------------

Dated:
      ----------------------------------------------------------------------

                                   EXHIBIT II

                                   ASSIGNMENT

         FOR VALUE RECEIVED, __________________________________________, the
undersigned Holder hereby sells, assigns, and transfers all of the rights of the undersigned under the within Warrant with respect to the number of Warrant Shares covered thereby set forth below, unto the Assignee identified below, and does hereby irrevocably constitute and appoint________________________________ to effect such transfer of rights on the books of the Company, with full power of substitution:

Name of Assignee        Address of Assignee             No. of Warrant Shares
----------------        -------------------             ---------------------









Dated:
      ----------------------------            ---------------------------------
                                               (Signature of Holder)


                                              ---------------------------------
                                                (Print or type name)

     NOTICE: The signature on this Assignment must correspond with the name as written upon the face of the within Warrant, in every particular, without alteration, enlargement, or any change whatsoever, and must be medallion guaranteed by a bank, other than a savings bank, having an office or correspondent in New York, New York, or Fort Lauderdale or Miami, Florida, or by a firm having membership on a registered national securities exchange and an office in New York, New York, or Fort Lauderdale or Miami, Florida.


                          MEDALLION SIGNATURE GUARANTEE


Authorized Signature:
                     ---------------------------------------------------

Name of Bank or Firm:
                     ---------------------------------------------------

Dated:
      ------------------------------------------------------------------